Calculation of Filing Fee Tables
S-8
Forge Global Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share, that may be issued under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan	Other	415,987	$ 44.605	$ 18,555,100.13	0.0001381	$ 2,562.46
Total Offering Amounts:						$ 18,555,100.13		$ 2,562.46
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,562.46
Offering Note
[1]	Note 1.A.: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share of the registrant (the Common Stock) that may become issuable under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (the 2022 Plan) as a result of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of shares of outstanding common stock of the registrant. Note 1.B: Represents an automatic annual increase on January 1, 2026 equal to 3% of the total number of shares of Common Stock outstanding on the immediately preceding December 31, which annual increase is provided for in the 2022 Plan. Note 1.C: Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the New York Stock Exchange on January 26, 2026, which date is within five business days prior to the filing of this registration statement, which was $44.605 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A